                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form SB-2/A (File No. 333-134027) of OrganiTech USA,
Inc. and to the incorporation by reference therein of our report dated March 26,
2007, with respect to the consolidated financial statements of OrganiTech USA,
Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31,
2006, filed with the Securities and Exchange Commission.

                                                 Kost Forer Gabbay & Kasierer
                                               A member of Ernst & Young Global

Haifa, Israel
March 26, 2007